UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2015

APT SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-181597	99-0370904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Montgomery Street, 11th Floor, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 7, 2015, APT Systems, Inc., (the “Company”) filed with the Secretary of State of Delaware to amended its Articles of Incorporation (the ”Amendment”) to increase the total authorized shares of common stock, par value $.001 (“Common Stock”) from 90,000,000 shares to 200,000,000 and decrease the par value to $.0001 per share.  The Company received verification from the Secretary of State on October 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC
Date: October 13, 2015	By:	/s/ Joseph Gagnon
Joseph Gagnon Secretary and Director